As filed with the Securities and Exchange Commission on March 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PYXIS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1160910
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
150 Cambridgepark Drive
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Pyxis Oncology, Inc. 2021 Equity and Incentive Plan

Pyxis Oncology, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

Lara Sullivan

President and Chief Executive Officer

Pyxis Oncology, Inc.

150 Cambridgepark Drive

Cambridge, Massachusetts 02140

(617) 221-9059

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (a) an additional 1,755,501 shares of common stock, par value $0.001 per share (the “Common Stock”), of Pyxis Oncology, Inc., a Delaware corporation (the “Company” or the “Registrant”), to be issued pursuant to the Pyxis Oncology, Inc. 2021 Equity and Incentive Plan (the “2021 Plan”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2021 (File No. 333-260441) and March 29, 2022 (File No. 333-263950) and (b) 679,029 additional shares of Common Stock available for issuance under the 2021 Employee Stock Purchase Plan (the "2021 ESPP"), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Commission on October 22, 2021 (File No. 333-260441) (collectively, the "Prior Form S-8s").

This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Form S-8s relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8s, to the extent relating to the registration of Common Stock issuable under the 2021 Plan and 2021 ESPP, as applicable, are incorporated herein by reference and made part of this Registration Statement on Form S-8, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

1.
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 22, 2023;
2.
The Registrant’s Current Report on Form 8-K filed with the SEC on March 22, 2023, except for any information not deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
3.
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on October 5, 2021, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit	Description
No.
4.1

Amended and Restated Certificate of Incorporation of Pyxis Oncology, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on October 1, 2021 and incorporated herein by reference)

4.2

Amended and Restated Bylaws of Pyxis Oncology, Inc. (previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on October 1, 2021 and incorporated herein by reference)

4.3

Pyxis Oncology, Inc. 2021 Equity and Incentive Plan (previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on October 4,2021 and incorporated herein by reference)

4.4

Pyxis Oncology, Inc. 2021 Employee Stock Purchase Plan (previously filed as Exhibit 10.6 to the Registrant's Registration Statement on Form S-1, filed with the Commission on October 4, 2021 and incorporated herein by reference)

5.1*	Opinion of Sidley Austin LLP with respect to the validity of issuance of securities
23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm
24.1*	Powers of Attorney (included on the signature page of the Registration Statement)
107*	Filing Fee Table
*
Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on the 22 day of March, 2023.

Pyxis Oncology, Inc.

By:	/s/ Lara Sullivan
Lara Sullivan, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lara Sullivan, M.D. and Pamela Connealy and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lara Sullivan	President, Chief Executive Officer and Director	March 22, 2023
Lara Sullivan, M.D.	(Principal Executive Officer)

/s/ Pamela Connealy	Chief Financial Officer and Chief Operating Officer	March 22, 2023
Pamela Connealy	(Principal Financial Officer)

/s/ Jitendra Wadhane	Chief Accounting Officer	March 22, 2023
Jitendra Wadhane	(Principal Accounting Officer)

/s/ John Flavin	Chairman of the Board of Directors	March 22, 2023
John Flavin

/s/ Thomas Civik	Director	March 22, 2023
Thomas Civik

/s/ Darren Cline	Director	March 22, 2023
Darren Cline

/s/ Freda Lewis-Hall, M.D.	Director	March 22, 2023
Freda Lewis-Hall, M.D.

/s/ Rachel Humphrey, M.D.	Director	March 22, 2023
Rachel Humphrey, M.D.